SURMODICS, INC.
                       EXECUTIVE INCOME CONTINUATION PLAN


                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Administrator" shall have the meaning set forth in Section 4.

         (b) "Board" shall mean the Board of Directors of the Corporation.

         (c) "Committee" shall mean a committee of one or more directors who shall be appointed by and serve at the pleasure of the Board.

         (d) "Corporation" shall mean SurModics, Inc., a Minnesota corporation.

         (e) "Employment Termination Date" shall mean the date on which Employee's employment by the Corporation is terminated.

         (f) "Employee" means an employee of the Corporation whose employment with the Corporation has been or is about to be terminated.

         (g) "Plan" means this Executive Income Continuation Plan, as amended hereafter from time to time, including the form of Termination Agreements as they may be modified by the Administrator from time to time.

         (h) "Severance Pay" shall have the meaning set forth in Section 6.

         (i) "Termination Agreement" shall have the meaning set forth in Section 6.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to provide, under certain circumstances, continued income and benefits to designated executive-level employees of the Corporation in the event of certain terminations of employment. Such policy is intended to assist in the occupational transition and financial security of such executive-level employees who do not violate any of the conditions to which such continued income is subject.


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                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors.


                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board or by a Committee (in either case, the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described in the Plan) to determine, in its sole discretion, application of the Plan to a particular Employee. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of agreements entered into by the Corporation and an Employee to carry out the intent of the plan (which may vary from Employee to Employee) and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion, designate those Employees of the Corporation whom are eligible to participate in the Plan. The Board may from time to time designate Employees as being ineligible to participate in the Plan. No person shall have any rights under the Plan unless and until a Termination Agreement is fully executed with respect to that person and no such person shall have any right to require that an agreement be executed with respect to him or her.


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                                   SECTION 6.

                TERMS AND CONDITIONS OF AGREEMENTS UNDER THE PLAN

         The terms and conditions for continued income and certain benefits under the Plan shall be evidenced by a written termination agreement (the "Termination Agreement"). The Termination Agreement shall be in such form as may be approved from time to time by the Administrator, provided, however, that each Termination Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Severance Payments. The Termination Agreement shall state the total amount of severance payments to be paid to the Employee ("Severance Pay"). Severance Pay shall range from 10% to 100% of Employee's base annual salary on the Employment Termination Date.

                  (b) Incentive Compensation Program. If the Employee is a participant in an incentive compensation program of the Corporation on the Employment Termination Date, the Termination Agreement shall provide that the Employee will receive from 1/12ths to 12/12ths of the amount to which the Employee would otherwise be entitled pursuant to such program if the Employee has remained an employee of the Corporation.

                  (c) Benefits. The Agreement shall provide that Employee will be allowed to participate in the Corporation's group health, dental, and life insurance coverage, if any, for a number of months ranging from 1 to 12 months following the Employment Termination Date, on the same basis the Employee was participating three months prior to the Employment Termination Date.

                  (d) Other Provisions. The Termination Agreement shall contain such other provisions as the Administrator shall deem advisable.


                                   SECTION 7.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment shall impair the terms and conditions of any Termination Agreement which is in effect on the date of such revision or amendment to the material detriment of the Employee without the consent of the Employee.



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                          FORM OF TERMINATION AGREEMENT

Corporation:                     SurModics, Inc.
                                 9924 West 74th Street
                                 Eden Prairie, Minnesota  55344-3523

Employee:                        _________________________________

Employment Termination Date:     _________________________________

         THIS AGREEMENT is made effective as of _______________________
(the "Agreement Effective Date") by and between the Corporation and Employee.

RECITALS:

         A. Employee is an employee and officer of the Corporation.

         B. In connection with his employment, Employee executed a certain employment agreement (the "Employment Agreement") attached hereto as Exhibit A.

         C. From time to time, Employee executed certain conflict of interest disclosure statements, some of which are attached hereto as Exhibit B ("Disclosure Statements").

         D. The Corporation and Employee have engaged in discussions concerning Employee's separation from the Corporation and desire to memorialize their understandings concerning certain payments to be made to Employee in exchange for certain undertakings, representations and other obligations of Employee, all as hereinafter set forth.

         E. This Agreement constitutes a Termination Agreement under the Corporation's Executive Income Continuation Plan (the "Plan").

         F. The Administrator of the Plan has authorized the Corporation to enter into this Agreement with Employee.

         NOW, THEREFORE, in consideration of the foregoing recitals which are expressly incorporated herein by reference, of the following terms, covenants, conditions, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Corporation and Employee, the parties hereto agree as follows:

         1. Resignation. Employee hereby resigns from employment with and as an officer of the Corporation effective as of the Employment Termination Date; the Corporation consents to such resignation, each party waiving any notice otherwise required. Except as otherwise specifically provided for in this Agreement, Employee hereby waives any other compensation (whether it be cash wages, benefits, vacation, any other paid time off, or otherwise) to which he is or may become entitled arising out of his employment relationship with the Corporation. Employee acknowledges he has received full payment for all services rendered to the Corporation through __________________ and will, when he has received his regular base salary payments due __________________ have received

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full payment for all services rendered to the Corporation through the date of termination of his employment, except with respect to the "Incentive Compensation Program" described below. Furthermore, Employee acknowledges that the Corporation owes him no reimbursement for expenses accrued through the Agreement Effective Date excepting those detailed on Exhibit C hereto. Between the Agreement Effective Date and the Employment Termination Date, Employee shall not incur expenses on behalf of the Corporation and shall not be entitled to reimbursement of expenses he incurs except to the extent prior written approval is given by two officers of the Corporation.

         [1A. Incentive Compensation Program. Employee is a participant in the Corporation's Incentive Compensation Program regarding fiscal year ______, a copy of which is attached hereto as Exhibit H. Corporation will pay Employee ___/12ths of the amount to which he would otherwise be entitled pursuant to the Incentive Compensation Program if he had remained an employee, up to a maximum of ___________________. Such amount will be payable, after subtraction of tax withholding amounts, during December ________.]

         2. Interim Services. Employee will provide full-time services to the Corporation until the Employment Termination Date. During this time, Employee will exercise best efforts to execute a smooth transition such that the Corporation's relationships with its other employees, its customers, and its prospective customers are preserved and enhanced. In this regard, Employee shall cooperate fully in designing and implementing a plan of transition, including, without limitation, introducing substitute Corporation personnel to clients and customers of the Corporation, providing detailed memoranda on existing and prospective clients and customers, organizing files and similar services. Because of the short time remaining prior to the Employment Termination Date, Employee agrees to work closely with the Corporation's officers in implementing the previous provisions of this Paragraph 2.

         3. Post-Termination Consultation. While the parties intend that prior to the Employment Termination Agreement, Employee's transitional services will fully integrate one or more substitute employees of the Corporation to perform Employee's duties, it is understood that there may occur situations following that date in which consultation with Employee is desirable. In that regard, Employee agrees to provide at the Corporation's request, and upon reasonable notice, and, without cost, excepting reimbursement of out-of-pocket expenses, occasional consulting services through _______________. If requested services of Employee exceed an average of ___ hours per month (a total of ___ hours), Employee shall, in advance of providing services beyond such cumulative hour limitation, notify the Corporation in writing and, if the Corporation desires Employee's services, Employee and the Corporation shall negotiate an agreeable fee structure.

         4. Benefits. Employee will be allowed to continue participation in the Corporation's group health, dental, and life insurance coverage for an additional ___ months following the Employment Termination Date, on the same basis he is participating three months prior thereto. The Corporation will pay Employee's premiums for participation in the group health and dental insurance plans providing coverage for a period of ___ months following the Employment Termination Date, provided that: (i) the Corporation's aggregate financial obligation with respect to such premiums shall not exceed ____________; (ii) Employee remains an eligible participant in the Corporation's group health and dental programs; and (iii) the Corporation shall be unrestricted in its right to

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

terminate or change such plans (in the event of termination or change of such plans, Employee shall have the right to take a cash payment in lieu of such benefits equal to the then unconsumed portion of the Corporation's maximum financial obligation as described above). The Corporation's obligations with respect to such group health and dental insurance shall not include any co-payment, deductibles, or employee participation in premiums. Employee may at any time terminate his participation in one or more of such plans in which case he will be paid on a monthly basis the amount by which the Corporation's obligation with respect to such coverage is reduced because of Employee's termination of participation.

         5. Post-Employment Restrictions. Employee acknowledges that the Employment Agreement contains prohibitions on disclosure and/or use of "Confidential Information" as therein defined and contains prohibitions on competition and similar activities for a period of time following termination of employment; Employee represents and warrants that he has abided by such restrictions and agrees that he will continue to abide by all post-employment restrictions and obligations contained in the Employment Agreement, as if such obligations were expressly incorporated herein. Employee hereby acknowledges that the durational and geographical scope of the post-employment restrictions therein stated are fair, reasonable and appropriate in the circumstances. Employee has further made certifications in the Disclosure Statements which Employee hereby represents and warrants were true, correct and complete as of the day made and that there are no further disclosures required to make them true, correct and complete if they were made as of the date hereof. Employee agrees that for two years after termination of his employment with the Corporation, he will not solicit, entice, induce or encourage employees of the Corporation to leave the Corporation to become an employee of, consultant to or independent contractor for, any person or entity.

         6. Severance Payments. As partial consideration for Employee's representations warranties, undertakings and releases provided by this Agreement, and subject to any specific conditions otherwise set forth in this Agreement, the Corporation will pay Employee $________ ("Severance Pay") payable in _____ equal semi-monthly installments, commencing on the fifteenth day of the first month following the Employment Termination Date, payable without interest, and reduced by applicable tax withholding.

         7. Releases. Employee hereby releases and forever discharges the Corporation and its "Affiliates" as hereinafter defined, of and from any and all actions or causes of action, suits, debts, claims, complaints, contracts (express or implied), controversy, agreements, promises, damages, claims for attorneys' fees, judgments, costs, disbursements, severance benefits, compensation, vacation pay, and demands whatsoever, known or unknown, in law or in equity, he had, now has or shall have as of the date of this Agreement including, but not limited to, any alleged violation of any federal, state or local law, regulation or ordinance prohibiting discrimination or other unlawful activity on the basis of race, color, creed, marital status, sex, age, religion, national origin, disability, sexual orientation, sexual harassment, or any other basis, or any other alleged obligation created by statute or by common law, contract or tort theory. Employee releases and discharges the Corporation and Affiliates not only from any and all claims which he could make on his behalf, but also those that may or could be brought by any other person or organization on his behalf. Employee affirms that he has not caused or permitted to be filed any charge, complaint or action against the Corporation, and/or Affiliates and agrees that he will not cause or permit to be filed any charge, complaint or action. "Affiliates" of the Corporation include the Corporation's present and former officers, directors, shareholders, employees, and agents, whether in their individual or official capacity. Without limitation on the generality of the foregoing, the release stated above applies to Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.20000(e) et. seq., the Americans with Disability Act, 42 U.S.C. ss.12101 et. seq., the Age Discrimination in Employment Act, 29 U.S.C. ss.621, et. seq., the Minnesota Human Rights Act, Minn. Stat. ss.363.01 et.

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seq., all as amended, re-named or re-codified from time to time. Employee is hereby notified that he may rescind the release described above with respect to claims arising under the Minnesota Human Rights Act, Minn. Stat. ss.ss.363.01-15 (but only to the extent he has not previously given a release with respect to that claim) within 15 calendar days of his signing this Release. In order to be effective, Employee's rescission with respect to such claims must be in writing and delivered by hand or mailed to the Corporation. An address to which such notice may be delivered or mailed is set forth below the Corporation's signature block to this Agreement and such notice should be mailed or delivered to the attention of the President. If delivered by mail, the rescission must be postmarked within such 15-day period after the signing of this Release and sent by certified mail, return receipt requested.

         Employee is hereby notified that he is given 21 days after receiving this Agreement to consider its provisions relating to any settlement or release of claims arising under the Federal Age Discrimination in Employment Act. At least 21 days after receipt of this Agreement, Employee shall execute and deliver to the Corporation a release in the form and style set forth in the attached Exhibit D entitled "21-Day Release" if Employee desires to give such release. It is understood that no payments becoming owing to Employee under this Agreement after 30 days following the Termination Effective Date will be paid until 10 days after receipt by the Corporation from Employee of a fully-executed and acknowledged 21-Day Release, which thereafter remains unrevoked in all aspects.

         Employee agrees that the payments and benefits that will be provided to him or for his benefit pursuant to Agreement will fully compensate him for and extinguish any and all claims arising out of his employment with (or the termination thereof from) the Corporation, including but not limited to, claims for attorneys' fees and costs, and any and all other claims for any type of legal or equitable relief. It is further understood that the Corporation's obligations under this Agreement are full and adequate consideration for the releases given and contemplated to be given by Employee pursuant to this Agreement and in further full and adequate consideration for Employee never making any claims against the Corporation or its Affiliates. Employee agrees that should any such claims be made, the amounts owing Employee under this Agreement shall be reduced by the amount of any such claims as well as by any costs and expenses incurred by the Corporation or Affiliates relating to such claims.

         This release and the 21-Day Release do not apply to payments being made under this Agreement to Employee.

         8. Records. During the period between the date of this Agreement and the Employment Termination Date, Employee will exercise his best efforts to return to the Corporation all records containing Confidential Information (as that term is defined in the Employment Agreement) and all other property of the Corporation and materials relating to the Corporation including correspondence, credit cards, keys and other documents in his possession. Following termination of employment, Employee will execute and deliver to the Corporation a certificate relating to such items precisely in the form contained in Exhibit E hereof; any payments becoming due under Paragraph 6 after 30 days following the Employment Termination Date, will be suspended until such certificate is executed and delivered by Employee to the Corporation.

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         9. Tax Liability. Except for the employer's portion of the so-called
FICA tax, Employee agrees that he is solely responsible for any and all liability of Employee arising under the federal and state tax laws from any and all payments and benefits made pursuant to this Agreement, and Employee further agrees to indemnify, defend and hold the Corporation harmless from any and all such liabilities or obligations, if any. The Corporation makes no representations nor warranties concerning the treatment of any sums paid hereunder under said laws. The Corporation may, if it deems appropriate, withhold and pay over to federal or state authorities reasonable amounts related thereto. [Employee has received his own legal and accounting advice concerning the tax consequences of the adjustments, if any, in the Incentive Stock Agreements and the Non-Qualified Stock Agreement as described in Paragraphs 11A and 11B.]

         10. Claims Involving the Corporation. At the Corporation's request, Employee will cooperate with the Corporation and the Corporation's Affiliates in any future claims or lawsuits involving the Corporation wherein Employee has knowledge of the underlying facts and Employee will not voluntarily aid, assist or cooperate with any claimants or plaintiffs (or their attorneys or agents) in any claims or lawsuits by third parties against the Corporation or the Corporation's Affiliates.

         11. Stock Options and Other Similar Rights: The Employee holds certain options to purchase stock of the Corporation or otherwise acquire stock rights relating to the Corporation, all of which are hereby waived, terminated and extinguished[, excepting as described in the following Paragraph 11A and Paragraph 11B].

         11A. Incentive Stock Options. Employee is a party to _____ separate agreements attached hereto as Exhibit F (the "Incentive Stock Agreements") which provide Employee with certain rights to purchase stock of the Corporation pursuant to the Corporation's ______ Incentive Stock Option Plan. Except as provided in the following sentence, Employee understands that there have been no modifications, waivers, or other adjustments to the Incentive Stock Agreements, that he has not relied on any statements of the Corporation in interpreting his rights thereunder, and that his rights to purchase any stock pursuant to the Incentive Stock Agreements will expire not later than _____________. The Corporation waives its right of repurchase contained in Paragraph [13] of the Incentive Stock Agreement dated ___________.

         [11B. Non-Qualified Stock Agreements. Employee is a party to a certain Employee Non-Qualified Stock Option dated ______________ (the "Non-Qualified Stock Agreement"), a copy of which is attached hereto as Exhibit G. Employee agrees that pursuant to the terms of the Non-Qualified Stock Agreement, as of _______________, the option pursuant to the Non-Qualified Stock Agreement, would be exercisable only to the extent of ___% of the Option Stock therein described and that the termination of his employment would otherwise eliminate any additional Option Stock becoming subject to his rights of exercise. Notwithstanding such limitation, it is hereby agreed that from and after the Effective Date of this Agreement, Employee's option pursuant to the Non-Qualified Stock Agreement shall be exercisable with respect to ___% of the Option Stock (it being understood that the Option Stock consists of an original ________ shares adjusted pursuant to Paragraph 7 of the Non-Qualified Stock Agreement to ___________ shares of voting, common stock of the Corporation. Applying ___% to the ___________ of Option Stock yields a right of Employee to

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exercise his option pursuant to the Non-Qualified Stock Agreement to the extent of ________ shares of the Corporation's voting, common stock. The Corporation further agrees that, until ______________, Employee's termination of employment will not prevent Employee from exercising the option contained in the Non-Qualified Stock Agreement provided Employee meets all of the other conditions and performs all of the other obligations set forth in the Non-Qualified Stock Agreement. The Corporation waives its right of repurchase contained in Paragraph [12] of the Non-Qualified Stock Agreement.]

         12.      Miscellaneous.

                  a. This Agreement (along with all of the exhibits which are incorporated herein by reference), along with the Employment Agreement and the Disclosure Statements, contains the full agreement of the parties respecting the subject matter hereof and may not be modified, altered or changed in any way except by written agreement executed by both parties. Employee agrees he will maintain the contents and terms of this Agreement confidential.

                  b. Employee acknowledges that he has been advised by the Corporation to consult with an attorney and, has in fact consulted with counsel relating to this Agreement and has been fully advised in connection herewith and with respect to all of his rights under applicable law. Employee acknowledges and agrees that in choosing to execute this Agreement, he has not relied on any representations or statements of the Corporation, whether oral or written, other than those expressly set forth herein. Employee acknowledges that his resignation from the Corporation shall be deemed voluntary for all purposes.

                  c. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties hereto. Employee acknowledges that his releases run in favor of certain persons who are not parties to this Agreement but that such persons are intended to be third-party beneficiaries of such portions of this Agreement and shall be fully entitled to the benefits of such release and of such other provisions of this Agreement as are needed to enforce such rights. This Agreement may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted by any one or more parties hereto regarding any matter within the scope of this Agreement, except for an action based on breach of this Agreement. If any action is brought by Employee regarding any matter within the scope of this Agreement, then any defendant in such action for whose benefit a release was given under this Agreement shall be entitled to recover all costs and expenses of defending such action (including reasonable attorneys' fees) unless it is ultimately determined by a court of competent jurisdiction that (i) no part of the subject matter of such lawsuit against such defendant was subject to the release given in this Agreement, or (ii) there was a breach of this Agreement by such defendant.

                  d. Any amounts owing by Employee to the Corporation may be offset against amounts owing Employee hereunder or otherwise. Employee acknowledges that the Corporation has agreed to make the payments

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         pursuant to Paragraph 6 only if Employee has not previously and does not in the future commit any material breach of his obligations under this Agreement and/or the Employment Agreement, and if the representations and warranties set forth in Paragraph 5 are true, accurate and complete. If there is or shall hereafter occur any material breach or misrepresentation, then the Corporation shall, in addition to its other remedies, not owe Employee the amount described in Paragraph 6; provided, however, that if the Corporation shall intend to invoke its rights with respect to the preceding provisions of this sentence with respect to any matter which then remains curable, it shall offer Employee 30 days in which to cure such wrongdoing.

                  e. In the event that any one or more of the provisions or portions of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain and continue to be valid and effective; provided, however, that payments to Employee pursuant to Paragraph 6 are expressly conditioned upon there being no material reduction in scope or duration of Employee's obligations with respect to competition with the Corporation and Employee not having asserted any claims against the Corporation or its Affiliates.

                  f. Time shall be the essence in the performance of all obligations under this Agreement.

                  g. It is understood that this Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota and that venue for any action relating to this Agreement or Employee's relationship with the Corporation shall be in the applicable state or federal court located in Minnesota and if permitted by the applicable court, in the City of Minneapolis.

                  h. Employee acknowledges that he has been given the so-called "COBRA" notice of his right to continue certain insurance benefits under applicable law.

                  i. Employee's releases given pursuant to this Agreement are unconditional and irrevocable (except for the limited rescission rights specifically set forth with respect to the Minnesota Human Rights Act and the Federal Age Discrimination in Employment Act) and no act or failure of the Corporation shall in any way affect the validity or enforceability of such releases; provided, however, it is understood that such releases do not prevent or restrict Employee's right to compel the Corporation's performance of its obligations hereunder, including the payment of money and the provision of benefits (to the extent such payment or provision is not otherwise excused pursuant to this Agreement or applicable law).

                  j. The Employee represents that he has previously abided by the Employment Agreement and that it remains valid and enforceable. In exchange for the payments and benefits given to Employee both during his employment and under this Agreement, Employee acknowledges and agrees that he will continue to abide by and be bound by the Employment Agreement through and after termination of employment.

                  k. The Corporation agrees to pay up to $___________ to ______________ for out-placement services provided for the benefit of Employee.

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                  l. This Agreement is made pursuant to the Plan, a copy of
         which Plan has been made available to Employee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

         IN WITNESS WHEREOF, the Corporation and Employee have executed this Agreement as of the date and year first above written.

                                          SURMODICS, INC.
Date signed by Corporation:
_____________________, ____               By:_________________________________
                                          Its:________________________________
                                          Address: 9924 West 74th Street
                                                   Eden Prairie, MN 55344-3523
Date signed by Employee:
___________________, ____                 ____________________________________
                                          Employee
                                          Address: ___________________________
                                                   ___________________________
                                                   ___________________________


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SCHEDULE OF EXHIBITS
--------------------
Exhibit A         -        Employment Agreement
Exhibit B         -        Disclosure Statements
Exhibit C         -        Expenses
Exhibit D         -        21-Day Release
Exhibit E         -        Certificate of Return
Exhibit F         -        Qualified Stock Agreements
Exhibit G         -        Non-Qualified Stock Agreements
Exhibit H         -        Incentive Compensation Program

                                 21-DAY RELEASE

Corporation:                 SurModics, Inc. f/k/a BSI Corporation
                             9924 West 74th Street
                             Eden Prairie, Minnesota  55344-3523

Agreement:                   Agreement for Termination of Employment and Release

Employee:                    _______________________________________

Employment Termination Date: ________________________________________

         Employee, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby states and agrees as follows:

         1. His termination of employment with the Corporation occurred on or before the Employment Termination Date stated above.

         2. Employee hereby releases and forever discharges the Corporation and its "Affiliates" as hereinafter defined, of and from any and all actions or causes of action, suits, debts, claims, complaints, contracts (express or implied), controversy, agreements, promises, damages, claims for attorneys' fees, judgments, costs, disbursements, severance benefits, compensation, vacation pay, and demands whatsoever, known or unknown, in law or in equity, he had, now has or shall have as of the date of this Agreement including, but not limited to, any alleged violation of any federal, state or local law, regulation or ordinance prohibiting discrimination or other unlawful activity on the basis of race, color, creed, marital status, sex, age, religion, national origin, disability, sexual orientation, sexual harassment, or any other basis, or any other alleged obligation created by statute or by common law, contract or tort theory. Employee releases and discharges the Corporation and Affiliates not only from any and all claims which he could make on his behalf, but also those that may or could be brought by any other person or organization on his behalf. Employee affirms that he has not caused or permitted to be filed any charge, complaint or action against the Corporation, and/or Affiliates and agrees that he will not cause or permit to be filed any charge, complaint or action. "Affiliates" of the Corporation include the Corporation's present and former officers, directors, shareholders, employees, and agents, whether in their individual or official capacity. Without limitation on the generality of the foregoing, the release stated above applies to Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.20000(e) et. seq., the Americans with Disability Act, 42 U.S.C. ss.12101 et. seq., the Age Discrimination in Employment Act, 29 U.S.C.ss.621, et. seq., the Age Discrimination in Employment Act, 29 U.S.C.ss.621, et. seq., the Minnesota Human Rights Act, Minn. Stat.ss.363.01 et. seq., all as amended, re-named or re-codified from time to time.

         3. Employee is hereby notified that he may rescind the release described above with respect to claims arising under the Minnesota Human Rights Act, Minn. Stat.ss.ss.363.01-15 (but only to the extent he has not previously given a release with respect to that claim) within 15 calendar days of his signing this Release. In order to be effective, Employee's rescission with respect to such claims must be in writing and delivered by hand or mailed to the Corporation. An address to which such notice may be delivered or mailed is set forth below the Corporation's signature block to this Agreement and such notice should be mailed or delivered to the attention of the President. If delivered by mail, the rescission must be postmarked within such 15-day period after the signing of this Release and sent by certified mail, return receipt requested.

                                   Exhibit D

         4. Employee acknowledges that he may rescind his release of claims given under the Federal Age Discrimination in Employment Act within 7 days of his signing of this Release. It is recommended that Employee's rescission be in writing and delivered by hand or mailed to Corporation. An address to which such notice may be delivered or mailed is set forth at the beginning of this Agreement and it is recommended that such notice be given to the attention of the President, and, if delivered by mail, the rescission must be postmarked within such 7-day period after the signing of this Release.

         5. Employee certifies that he executed this Release on the date set forth below and that he executed this Release more that 21 days after he received this Release and he signed the Agreement.

         6. Employee acknowledges that he has received consideration for this Release in addition to anything of value to which he would otherwise be entitled. Employee acknowledges that he is advised to consult with an attorney prior to executing this Release and, has, in fact, consulted with counsel who has verified that his release given herein is knowing and voluntary.



Dated: _________________,____         ______________________________________
                                      "Employee"

STATE OF MINNESOTA  )
                    )
COUNTY OF __________)

         The foregoing instrument was acknowledged before me this ____ day of __________, _____, by ________________________, the Employee stated above.


                                        ______________________________________
                                        Notary Public


                                   Exhibit D

                              CERTIFICATE OF RETURN

         The undersigned hereby certifies that he has returned to SurModics, Inc. all records concerning Confidential Information (as that term is defined in a certain agreement to which this document is attached as Exhibit E), including any copies thereof, and including all drawings, blueprints, notes, notebooks, memoranda, specifications, documents or materials of whatsoever kind and nature which contain or disclose any of such confidential information, and further that he has returned to SurModics, Inc. all other property of SurModics, Inc. and records relating to the business of SurModics, Inc. of any kind or nature whatsoever, and howsoever maintained (including, but not limited to, electronic formats).



Dated: _________________, ____           _____________________________________
                                         Employee











                                   Exhibit E